EX-99.l
CONSENT OF COUNSEL

INVESCO FLOATING RATE CORPORATE CREDIT FUND

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Opinions” in the Prospectus for Invesco Floating Rate Corporate Credit Fund (the “Trust”) included in the Trust’s initial Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-2 of the Trust.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

December 29, 2010